GEL Board of Directors Appointment of Karen Clark

Under the terms of this agreement, Karen Clark is hereby appointed as President and Chief Executive Officer of Green Energy Live Corporation (GEL), a company incorporated in the state of Nevada.

Term
This agreement goes into effect on November 1st , 2007 and remains in effect until terminated or amended upon mutual agreement of both parties. Either party may terminate the agreement as long as 30 days written notice is provided. Compensation will be paid during the 30 day notice period.

Responsibilities
Karen Clark is being contracted to perform various executive, accounting and administrative tasks associated with the start-up of GEL including but not limited to:

Secure a banking relationship for the company
Manage all accounting functions
Deliver investment agreements to investors
Secure independent auditors qualified by the PCAOB
Retain a licensed securities attorney
Participate in company prospecting and review of prospect financial statements
Necessary filing requirements with government tax and security agencies
Support marketing efforts

Ms. Clark will have full authority provided to an officer of the corporation.

Compensation
Karen Clark will receive monthly payment of $3,000. The first payment is due by November 1st, 2007. Should either party terminate this agreement, payment will be made on a pro-rata basis for the 30 days following the termination date.

Other
Upon mutual agreement, Karen Clark may become an employee of GEL. In such a case, this agreement is null and void and will be replaced by an employment agreement. Until that time, Karen Clark is an independent contractor hired to fulfill the official duties of President and CEO of GEL. This agreement replaces any and all former agreements that exist between Karen Clark and GEL.

/s/Karen Clark                                                                                       /s/Keith Field
            Karen Clark                                                                                             Keith Field, Chairman

               Date:  October 10, 2007                                                                         Date:  October 10, 2007